UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA

(Address of principal executive offices)

92630

(Zip code)

(949) 528-3100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X] Emerging growth company

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock	TBLT	NASDAQ CAPITAL MARKET
Class A Units	TBLTU	NASDAQ CAPITAL MARKET
Series A Warrants	TBLTW	NASDAQ CAPITAL MARKET

ITEM 1.01 Entry into a Material Definitive Agreement

On August 19, 2019, the Company entered into a Securities Purchase Agreement with an institutional investor pursuant to which it sold $11.5 million aggregate principal amount of promissory notes (at an aggregate original issue discount of 15%) to the investor in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The first note (the “Series A Note”) has a face amount of $6.72 million for which the investor paid $5 million in cash. The second note (the “Series B Note” and with the Series A Note, collectively referred to as the “Notes”) has a principal amount of $4.78 million for which the investor paid $4.78 million in the form of a full recourse promissory note issued by the investor to the Company (the “Investor Note”) secured by $4.78 million in cash or cash equivalents of the investor (i.e :an original issue discount of approximately 15% to the face amount of the Series B Note). No portion of the Series B Note may be converted into shares of our common stock (the “Common Stock”) until the corresponding portion of the Investor Note has been prepaid to the Company in cash, at which point in time such portion of the Series B Note shall be deemed “unrestricted”. The Investor Note is subject to optional prepayment at any time at the option of the investor and mandatory prepayment, at the Company’s option, subject to certain equity conditions, at any time 45 Trading Days after the effectiveness of a resale registration statement (or otherwise the applicability of Rule 144 promulgated under the Securities Act of 1933, as amended). Notwithstanding the foregoing, the Company may not effect a mandatory prepayment if the shares underlying the Series A Note and the portion of the Series B Note that has become unrestricted exceeds 35% of the market capitalization of the Company.

The Notes are senior secured obligations of the Company secured by a lien on all assets of the Company, bear no interest (unless an event default has occurred and is continuing) and mature on December 31, 2020. The Notes will be convertible at $1.00 into a fixed number of shares (the “Conversion Shares”). The Notes are convertible at the Holder’s option, in whole or in part, at any time after closing. The Conversion Price will be subject to adjustment for stock dividends, stock splits, anti-dilution and other customary adjustment events.

The Company shall repay the Principal Amount of the Notes in 12 installments, with the first installment starting on February 1, 2020 (each, an “Installment Date”). Installments 1-3 shall be 1/36th of the Principal Amount, Installments 4-6 shall be 1/18th of the Principal Amount and Installments 7-12 shall be 1/8th of the Principal Amount. The repayment amount shall be payable in cash, or, subject to the satisfaction of equity conditions, at the option of the Company, in registered Common Stock or a combination of cash and registered Common Stock. However, if the 30-day volume weighted average price of the Common Stock (the “VWAP”) of the Company falls below 50% of the market price of one share of the Company’s common stock or the Company fails to satisfy certain other equity conditions, the repayment amount is payable in shares of Common Stock only unless the Investor(s) waive any applicable equity condition. If the Company elects to satisfy all or any portion of an installment in shares of Common Stock, the Company will predeliver such shares of Common Stock to the investor on the 23rd trading day prior to the applicable Installment Date, with a true-up of shares (if necessary) on the Installment Date. Any excess shares of Common Stock shall be applied to subsequent installments.

The shares used to meet a Principal Repayment (“Installment Shares”) would be valued at a conversion price calculated as the lesser of (i) 85% of the arithmetic average of the three lowest daily VWAPs of the 20 trading days prior to the payment date or (ii) 85% of the VWAP of the trading day prior to payment date (“Installment Price”) with a floor of $0.10.

All amortization payments shall be subject to the Investors’ right to (a) defer some or all of any Installment Payment to a subsequent Installment Date; and (b) at any time during an installment period, convert up to four times the installment amount at the Installment Price; provided shares received pursuant to such accelerated conversions shall be subject to a leak-out provision that solely limits sales of such shares received by the investor in such accelerated conversion (and not any other sales) to the greater of (a) $500,000 per trading day or (b) 40% of the volume traded on a given day as reported by Bloomberg LP.

Upon completion of a Change of Control, the Holders may require the Company to purchase any outstanding Notes in cash at 125% of par plus accrued but unpaid interest. The Company shall have the right to redeem any and all amounts of the outstanding Note at 125% of the greater of (a) Principal Amount plus accrued but unpaid interest (if any), or (b) Conversion Value plus accrued but unpaid interest (if any) provided the Company has satisfied certain equity conditions. The Company must give the Investor(s) ninety (90) business days’ prior notice of any such redemption.

Prior to all outstanding amounts under the Note being repaid in full, the Company will not create any new encumbrances on any of its or its subsidiaries’ assets without the prior written consent of the Lender, with a carveout for a working capital facility of which the details are to be determined. The Notes shall also be subject to standard events of default and remedies therefor.

The Company shall file within 20 days of closing and have declared effective within 60 days of closing a registration statement (“Effectiveness Date”) on Form S-1 or S-3 covering the resale of the shares underlying the Series A Note, the Series B Note and Warrants. Beginning on the 21st day and 61st day, respectively, post closing, and for every subsequent 30-day period that such registration statement has not been filed or declared effective, as applicable, the Company shall pay Ayrton 2.0% of the Principal Amount outstanding in cash as liquidated damages provided no liquidated damages shall be applied if such delay is for reasons outside the Company’s control and not due to an action (or inaction) on the Company’s part.

In connection with the granting of the Notes, the Company shall issue detachable warrants to the Investor, exercisable in whole or in part at any time during the five years from the date of issuance, an in amount equal to 50% of the conversion shares underlying the Notes and have an exercise price of $1.00 per share. To the extent the Company has a change of control or a spinoff, the warrants provide for a put for the warrants to the Company at their Black- Scholes Valuation.

Until the 3 year anniversary of the maturity date, the investor shall have the right (but not the obligation) to participate in 50% of any subsequent equity or debt issuance. Consummation of the transaction has been subject to certain conditions precedent, including the Company agrees to procure an approval of this transaction at its annual shareholder meeting scheduled no later than 180 days after the Closing Date and agrees to procure voting agreements from principal shareholders prior to closing of the Company.

Maxim Group LLC acted as lead placement agent on the offering, and Joseph Gunnar acted as co-placement agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.02 above.

Item 9.01 Exhibits

Item	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of A and B Note
10.3	Form of Warrant
10.4	Form of Voting Agreement
10.5	Form of Security Agreement
10.6	Form of Registration Rights Agreement
10.7	Form of Master Netting Agreement
10.8	Form of Intellectual Property Security Agreement
10.9	Form of Investor Securities Purchase Agreement
10.10	Form of Investor Note
10.11	Form of Guaranty

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: August 19, 2019	By:	/s/ Jolie Kahn
	Name:	Jolie Kahn
	Title:	Chief Financial Officer